SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): May 7, 2004

                                    MBIA INC.
             (Exact name of registrant as specified in its charter)

         Connecticut                       1-9583                06-1185706
(State or other jurisdiction      (Commission File Number)     (IRS Employer
       of incorporation)                                     Identification No.)

             113 King Street,
             Armonk, New York                                 10504

(Addresses of principal executive offices)            (Zip or Postal Codes)

               Registrant's telephone number in the United States,
                      including area code: (914) 273-4545


Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On May 6, 2004, MBIA Inc. (the "Registrant") entered into letter agreements and Restricted Stock agreements with Mr. Joseph W. Brown and Mr. Gary
C. Dunton in connection with Mr. Brown's appointment as executive Chairman for a period of up to three years and Mr. Dunton's appointment as Chief Executive Officer and related grants of restricted stock of the Registrant. Attached as Exhibits are copies of the agreements.

     (a)  Exhibits

          Exhibit 10.66 -Letter Agreement dated May 6, 2004 between MBIA Inc. and Joseph W. Brown
          Exhibit 10.67 - Letter Agreement dated May 6, 2004 between MBIA Inc. and Gary C. Dunton
          Exhibit 10.68 - Restricted Stock Agreement dated as of May 6, 2004 between MBIA Inc. and Joseph W. Brown
          Exhibit 10.69 - Restricted Stock Agreement dated as of May 6, 2004 between MBIA Inc. and Gary C. Dunton

Item 9. REGULATION FD DISCLOSURE

         On May 6, 2004, the "Registrant" issued two press releases, one announcing the naming of Gary C. Dunton as Chief Executive Officer, Jay W. Brown continuing as executive Chairman and Neil Budnick's promotion to President of MBIA Insurance Corporation. The second press release announced the naming of

Nicholas Ferreri as Chief Financial Officer of MBIA Inc. Attached are copies of the press releases.

     (a)  Exhibits

          Exhibit 99.1   Press Release dated May 6, 2004 re Messrs. Brown and
          Dunton
          Exhibit 99.2   Press Release dated May 6, 2004 re Mr. Ferreri

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    MBIA INC.


                                                    By:      /s/ Ram D. Wertheim
                                                       -------------------------
                                                        Ram D. Wertheim
                                                        General Counsel
Date: May 7, 2004

                   EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

                                Dated May 7, 2004


Exhibit 10.66 - Letter agreement with Mr. Brown
Exhibit 10.67 - Letter agreement with Mr. Dunton
Exhibit 10.68 - Restricted Stock Agreement with Mr. Brown
Exhibit 10.69 - Restricted Stock Agreement with Mr. Dunton

Exhibit 99.1 - Press Release issued by MBIA Inc. dated May 6, 2004 re Messrs. Brown and Dunton.
Exhibit 99.2 - Press Release issued by MBIA Inc. dated May 6, 2004 re Mr.
Ferreri.